Exhibit 10.10
                                ESCROW AGREEMENT


     This ESCROW AGREEMENT is made and entered into as of the _____ day of _______ , 2000,by and between First Security Bancorp, Inc., a Kentucky corporation ("Bancorp"), and Peoples Bank & Trust Company, Inc., a Kentucky corporation, (the "Escrow Agent").

                                   WITNESSETH:

     WHEREAS, Bancorp proposes to offer and sell Shares (the "Shares") of Common Stock of Bancorp at an approximate price of $16.00 per Share: and

     WHEREAS, the subscribers to such Shares will execute a Subscription Agreement offer, a copy of which is attached hereto as Exhibit A, and such Agreement provides that the subscription funds (the "Subscription Amounts") received from the subscribers (the "Subscribers") for the Shares shall be held in escrow until acceptance of such subscriptions by Bancorp, at its discretion.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein set forth, and in consideration of the purchase of the Shares by the Subscribers, do hereby covenant and agree as follows:

1. The Bancorp hereby appoints Peoples Bank & Trust Co. Inc., a Kentucky corporation, (the "Escrow Agent"), to serve as the Escrow Agent and the Escrow Agent agrees to serve in that capacity, pursuant to the terms of this Escrow Agreement.

2. The Escrow Agent shall at all times maintain a record of all subscriptions and amounts deposited in escrow. Such records and accounts shall be available at all times for inspection, examination and reproduction by Bank.

3. Subscription amounts shall not become the property or assets of Bancorp until its President or Chairman issues a written certification that subscriptions relating to such funds have been accepted and that common stock will be issued to subscribers in respect of such subscriptions. Following the receipt of such authorization, the Escrow Agent shall release to Bancorp, or to such other person on behalf of Bancorp as Bancorp shall direct, all or such portion of the Subscription Amounts, interest earned on Subscription Amounts, and the subscription documents as Bancorp may specify.

4. All Subscription Amounts delivered to the Escrow Agent shall be deposited in a special trust account, to be maintained at USAccess Bank, Louisville, Kentucky, and shall be invested by the Escrow Agent, as soon as practicable after the clearance of the Subscriber's check or the availability of good funds from the Subscriber, in secured government paper. All subscription amounts shall be invested only as permissible under Rule 15c2-4 of the Securities Exchange Act of 1934.

5. The Escrow Agent, upon receipt of written notification of termination of the offering from Bancorp without the acceptance of subscription, shall mail to each Subscriber his or her Subscription Amount and originally executed subscription documents, together with, pursuant to Section 3 above, the interest earned on Subscription Amounts he or she has deposited with the Escrow Agent Funds returned to the Subscribers shall be paid directly to each Subscriber, and not through Bancorp.

6.   It is understood and agreed that the Escrow Agent shall:

        (a) be under no duty to enforce payment of any check, draft, or other document which is to be delivered to or held by it hereunder;

        (b) be protected in acting upon any notice, request, certificate, approval, consent or other paper believed by it to be genuine and to be signed by proper party or parties;

        (c) be indemnified by Bancorp against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss it may sustain in carrying out the terms of this Agreement, including the reasonable fees of counsel, except such claims or losses which arise out of or are occasioned by its bad faith, gross negligence or misconduct;

        (d) be permitted to consult with counsel of its choice, and the Escrow Agent shall not be liable for any action taken, suffered or permitted by it in accordance with the advice of such counsel; provided, however, that nothing contained in this paragraph 6 (d). nor any action taken by the escrow agent, or suffered or omitted by it in accordance with the advice of such counsel, shall relieve the Escrow Agent from liability for any claim or losses which arise out of or are occasioned by its bad faith, gross negligence or misconduct, all as provided in paragraph 6(c) hereof;

        (e) not to be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by both parties hereto;

        (f) be entitled to refrain from taking any action other than to keep all funds deposited with it and documents held by it in escrow until it shall be directed otherwise in writing by Bancorp or by a final order or judgment of a court or competent jurisdiction, if it shall be uncertain concerning its duties or rights hereunder or shall have received instructions, claims or demands from Bancorp or Subscribers which, in its opinion, are in conflict with any of the provisions of this Agreement;

        (g) have no liability for following the instructions herein contained or expressly provided for, or written instructions given by Bancorp; and

        (h) have the right, at any time to resign hereunder by giving written notice of its resignation to Bancorp at least thirty
                 (30) days prior to the date specified for such resignation to take effect and, upon the effective date of such resignation, all funds held by the Escrow Agent shall be delivered by it to such person as may be designated in writing by Bancorp; whereupon, the Escrow Agent's obligations hereunder shall cease and terminate. If no such person has been so designated by such date, all obligations of Escrow Agent shall nevertheless, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all funds and documents then held by it and to deliver the same to a person designated by Bancorp or in accordance with a final order or judgment of a court of competent jurisdiction.

7. All notices, request, demands and other communications hereunder, shall be deemed to have been duly given if delivered or mailed, certified or registered mail, with postage prepaid:

        (a)      if to Bank;
                                    First Security Bancorp, Inc.
                                    400 East Main Street
                                    Lexington, KY  40507
                                    Attn: John S. Shropshire, President

        (b)      if to the Escrow Agent to:
                                    USAccess Bank, Inc.
                                    Designee of Peoples Bank & Trust Co., Inc.
                                    8620 Biggin Hill Lane
                                    Louisville, KY 40220
                                    Attn: Chief Financial Officer

                with a copy to:
                                    Winebrenner Capital Partners, LLC
                                    2300 Green Way, Suite 200
                                    Louisville, KY 40220-4009
                                    Attn: Earl G. Winebrenner, III

     or to other person and place as either party shall designate to the other in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.


                                            First Security Bancorp, Inc.



                                       By:_____________________________________

                                     Title:____________________________________



                                            Peoples Bank & Trust Co., Inc


                                      By:______________________________________

                                    Title:_____________________________________